Exhibit 10.8

BF——2010——0116 Contract No.: LDJYZY-(2018)0830

Beijing Commercial

Housing Pre-Sale

Contract

The Seller: Greenland Group (Beijing) Jingyong Real Estate Co., Ltd.

The Buyer: Goxus (Beijing) Cultura and Created Co., Ltd.

Beijing Municipal Construction Committee
Beijing Administration for Industry and Commerce
Revised in October 2001

General

1.	The contract text is a model text, which is jointly formulated by the Beijing Municipal Construction Committee and the Beijing Administration for Industry and Commerce.

2.	Before signing, the Seller shall present the pre-sale permit for the commodity house and other relevant certificates and supporting documents to the Buyer.

3.	The parties shall conclude the contract in accordance with the principles of voluntariness, fairness and good faith, and neither party may impose its will on the other party. The parties may modify, add or delete the content of the text terms. After the contract takes effect, the unmodified text printed text is deemed to be the consent of both parties.

4.	Before signing the pre-sale contract for commercial housing, the Buyer should carefully read the terms of the contract, and should carefully review the content that is selective, supplementary, filling, and modifyable.

5.	To reflect the voluntary principle of both parties to the contract, there is a blank line after the relevant clauses in the contract text, for the parties to agree or supplement the agreement. The Seller and the Buyer may sign a fair and reasonable supplementary agreement according to the specific conditions of the items sold, or the supplementary agreement may be made in the blank line after the relevant clauses.

6.	The contents of the contract [ ], the blank space and other contents that need to be deleted or added shall be determined by both parties. The content selected in [ ] shall be selected by √; the actual situation does not occur or the parties do not agree When you should, type Ⅹ in the space to delete.

7.	If the parties have a dispute in the performance of the contract, they may choose to sue in the people’s court where the real estate is located, or they may choose to apply to the arbitration committee for arbitration. If you choose to apply for arbitration, you may apply to the Beijing Arbitration Commission, China International Economic and Trade Arbitration Commission, and the Foreign Arbitration Commission.

8.	The parties may decide the original number of the contract according to the actual situation and carefully check it when signing the contract to ensure that the contents of each contract are consistent; in any case, the Buyer should hold at least one original contract.

Beijing Commercial Housing Pre-Sale Contract

Seller:	Greenland Group (Beijing) Jingyong Real Estate Co., Ltd.

Buyer:	Goxus (Beijing) Cultura and Created Co., Ltd.

According to the “Contract Law of the People’s Republic of China”, ” Urban Real Estate Management Law of the People’s Republic of China”, ” Measures for the Administration of transfer of Urban Real Estate in Beijing” and other relevant laws and regulations, The Seller and the Buyer are equal, voluntary, fair, On the basis of consensus, the following agreements were reached on the pre-sale of commercial housing:

Article 1 Basis of Project Construction

The Seller obtained the state-owned land use right of the plot at Fl. 10-11, Business Office Building, Lot 5, 05-13-10, 05-13-12, Gongchen Street, Fangshan District, by way of [transfer].

Article 2 Basis of Pre-Sale

The commercial housing has been pre-sold by the Beijing Component and Urban and Rural Construction Committee, with pre-sale license no. 156682.

Article 3 Basic Situation

The main building structure of the building where the commercial house is: reinforced concrete, the number of building floors is: 12 floors, of which 1 floor on the ground and 2 floors underground.

The commercial housing is the floor 10-11, [block] [building], 5# commercial office building of the project specified in article 1. The room number is [Approved No. ] [Temporary No. ], and finally the room number approved by the Public Security Administrative Department shall prevail. The purpose of the commercial housing is: business office, business.

The real estate surveying agency commissioned by the Seller to predict the area of the commercial housing is Duming Mucheng Surveying and Mapping (Beijing) Co., Ltd., which has a predicted construction area of 2,355,26 square meters.

Article 4 Mortgage

The mortgage related to the commercial housing is: 2.

1.	There is no mortgage on the land use rights and construction in progress of the commercial housing.

2.	The land use right allocated by the commercial house has been mortgaged. The mortgagee is: Beijing GuanRMB Sub-branch of Bank of Communications Co., Ltd., and the mortgage registration department is: Fangshan Branch of Beijing Municipal Bureau of Land and Resources. The mortgage registration date is: December 16, 2013.

3.	The project under construction of the commercial housing has been mortgaged. The mortgagee is: X, and the mortgage registration department is: X .

(Both 2 and 3 may be selected at the same time)

                                                          X                                                         .

Article 5 Pricing Method and Price

In addition to the single-family villa, the whole building and the garage (parking place), the Seller and the Buyer agree to calculate the price of the commodity according to the following 2 methods.

The commercial house is a commercial house other than [single house] [whole building] [garage] [parking space], and the Seller and the Buyer agree to calculate the price of the commodity according to the following 2 methods.

1.	According to the calculation of the room building area, the unit price of the commercial house is RMB per square meter. The total price of the RMB billion million thousand hundred and (sum in words).

2.	According to the calculation of the construction area, the unit price of the commercial housing is RMB 18,575. 44 per square meter, and the total price is RMB 43,750,000 , i.e. RMB x billion forty-three million seven hundred and fifty thousand (sum in words)

The term “building area” as used in this Article refers to the horizontal projection area of the outer floor of the outer wall (column) of the house, including balcony, gallery, basement, outdoor stairs and so on, and with a permanent construction with an upper cover, a solid structure, and a height of 2.20 meters above (including 2.20 meters) .

The term “building area within the set” refers to the sum of the inner use area of the complete set of commercial houses (units), the inner wall area of the set and the building area of the balcony.

Article 6 Payment Method and Term

The Buyer accepts the payment in the 1st way below.

1. One-time payment.

2. installment.

3. Loan payment: [CPF loan] [commercial loan]. The Buyer may pay x % of the total purchase price in the first installment, the rest of the price may be paid by loan from 【x 】 [commercial bank commissioned by the housing provident fund management agency].

Article 7 The Seller guarantees that there is no property dispute in the commodity house. If the commodity house cannot be registered for property rights or a debt or debt dispute arises due to the Seller, the Seller shall bear the corresponding responsibility.

                                                           X                                                         .

Article 8 Agreement on Planning Changes

The Seller shall construct the commercial house in accordance with the conditions stipulated in the construction project planning permit issued by the planning administrative department, and shall not change it without authorization.

If the Seller needs to change the conditions stipulated in the construction project planning permit, it shall obtain the consent of the affected the Buyer in writing and obtain the approval of the planning administrative department. If the plan changes to the Buyer’s rights and causes losses, the Seller shall provide corresponding compensation.

Article 9 Design change agreement

(A) Upon approval by the design review unit entrusted by the planning administrative department, if the following design changes of the construction project construction drawing design document affect the quality or function of the commercial house purchased by the Buyer, the Seller shall, on the date of approval of the design review unit’s approval Within 10 days from the date, the Buyer will be notified in writing.

1. The structure, size, size and orientation of the commercial house;

2. Heating and heating methods;

3.                                                          X                                                         .

4.                                                          X                                                         .

5.                                                          X                                                         .

If the Seller fails to notify the Buyer within the prescribed time limit, the Buyer has the right to reject the housing.

(B) The Buyer shall make a written reply to the reject within 15 ports from the date of the notice. If the Buyer fails to provide a written reply within the time limit, it shall be deemed to accept the change.

(C) If the buyer rejects, the Seller shall return the house money paid by the buyer within 60 days from the date of delivery of the reject notice, and pay interest according to the current bank loan rate. If the Buyer does not reject, a supplementary agreement shall be signed with the seller.

                                                           X                                                         .

Article 10 Overdue Payment

If the Buyer fails to pay according to the agreed time, the following method is adopted:

1. According to the overdue time, separate processing ( (1) and (2) do not accumulate)

(1) Within 60 days of the overdue period, from the day after the expiration of the agreed payable period to the date of actual payment of the payables, the Buyer shall pay the Seller a liquidated damage of overdue payment of the overdue payment on a daily basis, and in practice The Seller shall pay the liquidated damages within 15 working days from the date of payment of the payables, and the contract shall continue to be performed.

(2) After the expiration of more than 60 days (the date should be the same as the date in item (1) ) , the Seller has the right to terminate the contract. If the Seller cancels the contract, the Buyer shall pay the liquidated damages to the Seller within 15 working days from the date of delivery of the notice of termination of the contract, and the Seller shall return the Buyer to the Seller. Paid. If the Buyer is willing to continue to perform the contract, the contract shall continue to be performed after the Seller agrees. From the day after the expiration of the agreed payable period to the date of actual payment of the payable, the Buyer shall pay the overdue payment to the Seller on a daily basis. Payable (The ratio shall be not less than the ratio in item (1) ) and liquidated liquidated damages to the Seller within 15 working days from the date of actual payment of the payable.

The term “overdue payables” as used in this Article refers to the difference between the due payment payable in accordance with Article 6 and the actual payment made in the period: if the installment payment is made, the difference between the corresponding installment payable and the actual paid amount for the period is determined.

2.                                                           X                                                         .

Article 11 Delivery Conditions

(A) The Seller shall deliver the commercial housing to the Buyer by September 19, 2018.

(B) The delivery of the commercial house shall meet the conditions listed in items 1, 2, 3, x, x and x below; if the commercial housing is residential, the Seller shall also provide the “Residential Quality Assurance” and “Residential Instruction Manual”. And the “Residential Quality Inspection and Acceptance Form for Residential Projects” (this form is applicable to houses that have been completed and accepted for residential projects since January 1, 2006).

1. The commercial housing has obtained the planning acceptance approval document and the construction project completion acceptance record form;

2. The technical report on the actual area of the commercial housing issued by a qualified real estate surveying and mapping agency:

3. Conditions for meeting the municipal infrastructure and other facilities promised by the Seller in Article 12 (residences for signing land use rights assignment contracts after March 1, 2007; or land use rights assignment contracts signed before March 1, 2007 but Houses that are subject to construction bidding after August 1, 2007, required) ;

4. Conditions for meeting the municipal infrastructure and other facilities promised by the Seller in Article 12 (applicable to projects that signed a land transfer contract before March 1, 2007 but were tendered before August 1, 2007) ;

5. The Seller has obtained the ownership certificate of the building in which the commercial house is located;

6.      X      .:

7.                                                          X                                                         .

Article 12 Commitment to Municipal Infrastructure and Other Facilities

The commercial housing is residential. The Seller promises that the project construction plan of the commercial building where the commercial housing is located in Annex 8 of this contract is consistent with the construction plan of the project that the Seller declares to the construction administrative department and publicize it on the Beijing Municipal Construction Committee. The date of delivery of the municipal infrastructure and other facilities as stipulated in this clause is consistent with the date of the construction plan or earlier than the date agreed in the construction plan. The specific agreement is as follows:

1. Municipal infrastructure:

(1) Upstream, downstream: to be fed to X on        Day      MM      YY;

(2) [Municipal duplicate supply] [Transitional power supply]: to be delivered to   X  on        Day        MM        YY;

(3) Heating: to be delivered to    X   on       Day       MM       YY;

(4) Gas: to be delivered to    X    on       Day       MM       YY;

(5) Telephone communication line: to be delivered on       Day        MM        YY, laid to the household;

(6) Cable TV line: to be delivered on        Day        MM        YY, laid to the household;

(7)                                                           X

(8)                                                           X

If the conditions are not met within the agreed time limit, the parties agree to proceed as follows:

(1)                                                          X

(2)                                                          X

2. Other facilities

(1) Public green space: to be delivered to     X      on        Day        MM         YY;

(2) Community non-municipal roads: to be delivered to      X     on        Day        MM         YY;

(3) Public parking lot: to be delivered to      X      on        Day        MM         YY;

(4) Kindergarten: to be delivered to      X      on        Day        MM         YY;

(5) School: to be delivered to      X      on        Day        MM         YY;

(6) Clubhouse: to be delivered to     X      on        Day        MM         YY;

(7) Shopping center: to be delivered to      X      on        Day        MM         YY;

(8) Sports facilities: to be delivered to      X      on        Day        MM         YY;

(9)                                                          X                                                         ;

(10)                                                           X                                                         .

If the conditions are not met within the agreed time limit, the parties agree to proceed as follows:

(1)                                                          X

(2)                                                          X

Article 13 Responsibility for Overdue House delivery

Except for force majeure, if the Seller fails to deliver the commercial house to the Buyer in accordance with the time limit and conditions as stipulated in Article 11, the following method shall be adopted:

1. According to the overdue time, respectively ( (1) and [2) do not accumulate)

(1)	Within 60 days of overdue (the time limit shall not be less than the time limit in Article 10 (1) ) , from the day after the expiration of the delivery period agreed upon in Article 11 to the date of actual delivery, the Seller shall be on a daily basis. Calculate the liquidated damages paid to the Buyer for the total amount of the delivered house price (the ratio of liquidated damages shall not be less than the ratio in Article 10 (1) ) and shall be within 15 working days from the date of actual delivery of the commercial house. The Buyer is paid a liquidated damage and the contract continues to be performed.

(2)	Overdue over 60 days (this date should be the same as the date in item (1) ) , the Buyer has the right to reject. If the Buyer rejects, the Seller shall return all the payment within 15 working days from the date of delivery of the reject notice, and pay 1%0 based on the buyer has fully paid as a liquidated damage to the Buyer. If the Buyer requests to continue to perform the contract, the contract shall continue to be performed. From the day after the expiration of the delivery period agreed upon in Article 11 to the date of actual delivery, the Seller shall pay 2%0 based on the buyer has fully paid as a liquidated damage to the Buyer (the ratio should be no less than the ratio in item (1) ) , and the Buyer is paid liquidated damages within 15 working days from the date of actual delivery of the commercial housing.

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Article 14 Area Difference Processing

When the commercial housing is delivered, the Seller shall publicize the actual technical report of the commercial housing area issued by the qualified real estate surveying and mapping agency entrusted by the Buyer, and provides the Buyer with the actual measured area of the commercial housing (hereinafter referred to as the measured area). If the measured area is inaccurate with the predicted area specified in Article 3, both parties agree to deal with it according to the 1st method.

1. According to the agreement of Article 5 in accordance with the construction area of the set, both parties agree to deal with the following principles:

(1) If the error of the building area within the set is less than 3% (including 3%) , the house price shall be settled according to the actual amount;

(2) If the error of the building area within the set exceeds 3% of the absolute value, the Buyer has the right to reject.

If the Buyer rejects, the Seller shall refund the Buyer’s paid house payment within 30 days from the date of delivery of the reject notice, and pay interest at the bank loan interest rate for the same period.

If the Buyer does not reject, if the building area in the survey is larger than the estimated building area, the housing area error ratio within 3% (including 3%) will be covered by the Buyer; more than 3% The price of the house is borne by the Seller and the property is owned by the Buyer. When the measured building area is smaller than the predicted building area, the building area error within the set is less than 3% (including 3%). The house price is returned to the Buyer by the Seller; the absolute value exceeds 3%. The Seller is double returned to the Buyer by the Seller.

Error ratio of room building area = Measured room building area – Predicted room building area a = x 100%

                                                                                          Measured room building area

2. According to Article 5, according to the agreement on the construction area, the two parties agree to deal with the following principles:

(1) If the error ratio of the building area and the building area within the set is within 3% (including 3%) , the house price shall be settled according to the measured building area;

(2) The Buyer has the right to reject when one of the building area and the building area error ratio exceeds 3%.

If the Buyer rejects, the Seller shall refund the Buyer’s paid house payment within 30 days from the date of delivery of the reject notice, and shall pay an interest based on an x interest rate.

If the Buyer does not reject, if the measured building area is larger than the predicted building area, the building area error ratio is less than 3% (including 3%) , and the price of the part is supplemented by the Buyer; more than 3% of the house price is paid by the Seller. Bear, the property rights are owned by the Buyer. When the measured building area is less than the contracted building area, the building area error is less than 3% (including 3%). The part of the house price is returned by the Seller to the Buyer: the absolute value exceeds 30% of the house price by the Seller. I also returned to the Buyer.

Building area error ratio = Measured building area - projected building area x 100%

                                                                     Predicted building area

3. The parties agree on their own:

      X    .

Article 15 Handover Procedure

(A) When the commercial housing is delivered, the commercial housing has passed the construction, survey, design, construction, engineering supervision and other units for acceptance. The commercial housing is residential. The Seller promises that the Buyer has the right to inspect the purchased commercial housing before the handover procedure, and does not pay the relevant taxes or sign the property management documents as the precondition for the Buyer to check the commercial housing. .

(B) If the quality or other problems are discovered when the commodity house is inspected, the parties agree to deal with it according to the first method:

(1) The Seller shall deliver the repaired commercial house within 60 days. The resulting overdue house responsibilities are borne by the Seller and are handled in accordance with Article 13.

(2) The Seller shall be responsible for the repair within the period of x days from the date of delivery of the commercial house in accordance with the specifications and standards of the relevant project quality of the State and this Municipality, and shall bear the cost of repair, and the loss caused to the Buyer shall be liable for compensation by the Seller.

(3) _____________________ X_____________________________________ .

(C) After the commercial house reaches the delivery conditions stipulated in Article 11, the Seller shall notify the Buyer in writing of the time and place of the handover formalities and the documents to be carried before the 7th day of the delivery date. When the two parties conduct the inspection and acceptance, the Seller shall produce the supporting documents stipulated in Article 11 and meet the other conditions stipulated in Article 11. If the Seller does not produce the supporting documents or the proof documents presented are not complete, or fail to meet the other conditions as stipulated in Article 11, the Buyer has the right to refuse to accept, and the resulting overdue house responsibilities shall be borne by the Seller and shall be in accordance with Article 13.

(D) After the acceptance of the handover, the two parties shall sign the commercial housing handover order. If the Buyer fails to handle the handover procedures on time due to the Buyer’s reasons, both parties agree to deal with the following arrangements:

___________________       X____________________________________       ;

___________________       X____________________________________       .

(E) The parties agree to pay taxes as following    1th      way:

1. The Seller shall not use the Buyer’s tax payment as a condition for handing over the commercial housing.

2. The Buyer agrees to commission_________ X to pay the following X, X, X, X, X taxes and fees, and pay the above taxes to the Seller at the same time as receiving the commercial housing.

(1)   Special maintenance funds;

(2)   Deed tax

Heating costs;

(4) ________________ X____________________________________ ;

(5) ________________ X____________________________________ .

3. The Buyer’s business bank pays the following x, x, x, x, x taxes and fees to the relevant units, and presents the tax payment to the Seller at the same time as receiving the commercial house.

(1)   Special maintenance funds;

(2)   Deed tax

(3)   Heating costs;

(4) ________________ X____________________________________ ;

(5) ________________ X____________________________________ .

Article 16 Agreement on the Quality, Decoration and Equipment Standards of Commercial Housing

(A)        The Seller promises that the commercial house uses qualified building materials and components, and the quality of the commercial house complies with the requirements of the national and the city’s engineering quality specifications, standards and construction drawing design documents.

(B)        The Seller and the Buyer agree as follows:

1. If the quality of the foundation and main structure of the commercial house is unqualified, the Buyer has the right to reject. If the Buyer rejects, the Seller shall refund all the payment within 30 days from the date of delivery of the reject notice, and pay interest according to the bank loan interest rate for the same period, and the Seller shall be liable for the loss caused by the Buyer. Therefore, the cost of testing incurred is borne by the Seller.

If the Buyer requests to continue to perform the contract, it shall sign a supplementary agreement with the Seller separately.

2. If the indoor air quality test of the commercial house does not meet the national standards, the Buyer shall have the right to reject within 60 days from the date of delivery of the commercial house (the time limit shall not be less than 60 days). If the Buyer rejects, the Seller shall return the Buyer’s payment within _30__ days from the date of delivery of the reject notice, and pay the interest according to the bank loan interest rate for the same period, and the Seller shall cause the loss of the Seller. The person bears the responsibility for compensation. Therefore, the cost of testing incurred is borne by the Seller.

If the Buyer does not reject or the commercial house has been delivered for more than 60 days, a separate agreement shall be signed with the Seller.

3. The decoration and equipment standards of the commercial houses delivered by the Seller shall meet the standards agreed by both parties. If the agreed standard is not met, the Buyer has the right to judge the Seller in accordance with the following first method:

(1) The Seller compensates for double the decoration and equipment price difference;

(2) ___________________ X____________________________________ ;

(3) ___________________ X____________________________________ .

(C)        If the Seller and the Buyer dispute the quality of the project, either party may entrust a qualified construction quality inspection agency to inspect, and both parties have the obligation to assist and cooperate with the other party’s testing.

Article 17 Warranty Liability of Residential House

(A)        The commercial housing is for the house. The Seller shall bear the corresponding warranty according to the content promised by the Residential Quality Assurance from the date of delivery of the commercial housing. The warranty scope and warranty period promised by the Residential Quality Assurance Book must meet the requirements of the relevant laws and regulations of the State and Beijing Municipality and relevant standards and procedures.

The commercial housing is non-residential, and both parties shall sign a supplementary agreement to specify the scope of warranty, warranty period and warranty liability.

(B)        In the warranty area and warranty period of the commercial housing, the quality problem occurs. If both parties have the reject agreement, the contract shall be handled according to the agreement; if there is no reject agreement, the Seller shall perform the warranty obligation, and the Buyer shall cooperate with the warranty. The Seller is not liable for damage caused by reasons other than the Seller.

Article 18 Energy Saving Measures for Residential building

If the commercial housing is residential, it shall comply with the requirements of the State on building energy conservation and the requirements of the “Design Standard for Energy Efficiency of Residential Buildings” jointly issued by the Beijing Municipal Planning Commission and the Beijing Municipal Construction Commission. If the standard is not met, the Seller shall make energy-saving measures in accordance with the requirements of the “Energy-saving Design Standard for Residential Buildings” and bear all the expenses: if the Buyer causes losses to the Buyer, the Seller shall be liable for compensation.

Article 19 Building Sound Insulation

The commercial housing is residential, and the Seller promises that the sound insulation of the commercial building conforms to the “Code for Design of Sound insulation for civil buildings” (GBJ118-88) , “Classification of air insulation performance of building exterior windows and its detection method” (Gb8485-87) , The “Sound Door” (HCRJ019-98) standard, the description of the acoustic environment of the commercial housing is true and accurate.

If the sound insulation of the commercial building reaches the standard, the Seller shall make up the sound insulation measures for the construction according to the requirements of the planning and design, and bear all the expenses; therefore, if the Buyer causes losses to the Buyer, the Seller shall be liable for compensation.

Article 20 Use Commitments and Risk Warnings

1. During the use of the commercial house, the Buyer shall not arbitrarily change the use of the commercial house, the main structure of the building and the load-bearing structure. Except as otherwise provided in this contract, the supplemental agreement and its annexes, the Buyer has the right to use the shared parts and facilities related to the commercial house with other rights holders during the use of the commercial house, and to share the area according to the shared part and the shared house. Obligations.

The Seller shall not arbitrarily change the nature of the use of the shared parts and facilities associated with the commercial premises.

2. The Seller promises that the commercial housing is not divided into zero-sales sales: the commercial housing is not sold in the form of returning to the original sales or disguised as the sales; the uncompleted commercial housing is not sold in the form of after-sales charter or disguised after-sales charter.

Article 21 Property Registration

(A) Initial registration

The Seller shall obtain the certificate of ownership of the building where the commercial house is located by October 31, 2018. If the Seller’s appointment fails to obtain the ownership certificate of the building where the commercial house is located within the time limit stipulated in this paragraph, both parties agree to deal with it in the following 1st way:

1. The Buyer has the right to reject. If the Buyer rejects, the Seller shall refund all the payment within 30 days from the date of delivery of the reject notice, and pay the Buyer a liquidated damage of 0.5%0 of the total amount paid by the Buyer. If the Buyer does not reject, the contract shall continue to be performed. From the day after the expiration of the period of ownership certificate of the building where the commodity house is located to the date when the actual ownership certificate is obtained, the Seller shall buy it on a daily basis. The person pays all the fines that have been paid in full.

2.          X                   .

(B) Transfer registration

1. After the commercial housing is delivered for use, both parties agree to deal with it according to the following 1 way:

(1)        Both parties jointly apply to the ownership registration authority for registration of the ownership transfer of the house.

(2)       The Buyer agrees to commission X to apply to the ownership registration authority for registration of housing ownership transfer, commission fee RMB X (sum in words).

2. If the Buyer fails to obtain the house ownership certificate within 60 days from the date of delivery of the goods due to the Seller’s responsibility, the parties agree to deal with the following:

(1)        The Buyer has the right to reject. If the Buyer rejects, the Seller shall refund the Buyer all the payment within 30 days from the date of delivery of the reject notice, and pay interest according to the bank’s loan interest rate for the same period. If the Buyer does not reject, the day after the expiration of the period from the time when the purchaser should obtain the house ownership certificate to the date when the house ownership certificate is actually obtained, the Seller shall pay the Buyer all the paid amount on a daily basis. Liquidated damages.

(2)                                                                  X                  .

3. If the Buyer fails to obtain the house ownership certificate within 60 days from the date of delivery of the commercial house due to the Buyer’s responsibility, the Buyer shall be liable.

Article 22 Agreement on Common Interest

1. The right to use the roof of the building where the commercial house is located is owned by all property owners;

2. The right to use the outer wall of the building where the commercial house is located is owned by all property owners;

Article 23 Agreement on Ancillary Buildings and Structures

The two parties agree that the ancillary buildings and structures such as the underground parking garage of the commercial house shall be treated in the following x way.

1. When the Seller sells the commercial house, X , X, X, X attached the commodity house shall be transferred along with the commercial housing.

2. When the Seller sells the commercial house, X , X, X, X attached the commodity house shall not be transferred along with the commercial housing.

Article 24 Preceding Stage of Property Management

(A) During the period of property management, the property service fee standard in the 1k domain of the property management is: [office building]: RMB / square meter per month.

(B)        The garage and parking space planned for parking vehicles in the property management area shall not be sold to anyone other than the owner of the property management area.

(C)        The Buyer has read the pre-existing property service contract and the interim management statute in detail, agrees to the pre-property service provided by the Seller, and abides by the interim management statute.

(D)        The Seller shall bear the responsibility for the previous property service in accordance with the provisions of the previous property service contract.

Article 25 Special Maintenance Fund

If the Buyer entrusts the Seller to pay the special maintenance funds, the Seller shall submit the special maintenance fund payment certificate to the Buyer within 30 days from the date of entrustment.

Article 26 Force Majeure

If the contract cannot be performed in accordance with the contractual force, part or all of the liability shall be exempted according to the influence of force majeure, but one party who fails to perform the contract in accordance with the agreement due to force majeure shall promptly inform the other party and within 30 days from the end of the event of force majeure. The other party provides proof.

Article 27 Dispute Resolution

The disputes arising during the performance of this contract shall be settled through negotiation between the parties; if the negotiation fails, the following two methods shall be resolved:

1. Submit to x Arbitration Committee Arbitration.

2. Prosecuted to the people’s court according to law.

Article 28 This contract shall come into force on the date of signature (seal) by both parties. The two parties may, in accordance with the specific circumstances, make changes or supplements to the written supplemental agreement that is not agreed in the contract, or the agreement is unclear or not applicable, but the supplementary agreement contains unreasonably mitigates or waives the liability stipulated in this contract that should be borne by the Seller or If the Buyer’s liability is unreasonably increased and the Buyer’s main rights are excluded, the contract shall prevail. The dissolution of this contract shall be in the form of a book. The annexes to this contract and the supplemental agreement have the same legal effect as this contract.

Article 29 This contract is in duplicate and has the same legal effect, in which the Seller is squandered and the Buyer is squandered.

Article 30 After the Seller and the Buyer sign and seal the contract, the Seller shall file an online pre-sale contract with the commercial real estate transaction management system on the Beijing real estate transaction management system, and print the online filing form stamp and submit on copy to the Buyer.

The online filing procedure for the pre-sale contract of commercial housing shall be completed within 7 days.

(No text followed)

Seller (signature): Legal representative: Authorized agent:	Buyer (signature): Legal representative: Responsible Person:

[Authorized Sales Agency] (Signature) : Signing Time::29 DD 08 MM 2018 YY Signing Location: Beijing	[Authorized Agent] (Signature) : Signing Time:29 DD 08 MM 2018 YY Signing Location: Beijing